EXHIBIT 99.1

Media:
Elizabeth Castro
(312) 240-4567
Investor Relations:
Doug Ruschau
(312) 240-3818

130 E. Randolph Dr.
Chicago, Illinois 60601

For Immediate Release
February 24, 2006

Peoples Energy CEO Announces Intention to Retire
Board to Begin Search for Successor

CHICAGO - At a meeting today of the Board of Directors of Peoples Energy Corporation following the company's annual meeting of shareholders, Thomas M. Patrick, chairman, president and CEO confirmed to the Board his intentions to retire within a year's time.

"I am honored to serve as the head of such a great organization, built on 150 years of service to the Chicago area community," said Patrick. "However, about a year ago I indicated to the Board my desire to begin contemplating succession planning around the time of my 30th anniversary of service to the company, next October.

"At the shareholder meeting, I told attendees that this would be a transitional year for the company. During my own transition, I intend to continue to focus on the long tradition of performance that we have built at Peoples Energy and the strong platform on which we will continue to build," said Patrick.

The Board will engage a search firm to help screen successor candidates. The search will consider both internal and external candidates.

Patrick is chairman, president and chief executive officer of Peoples Energy Corporation, a position he assumed on August 1, 2002. Previously, he had served as president and chief operating officer of Peoples Energy since 1998, when he also became a member of the company's Board of Directors.

After joining the company in 1976 as an attorney in the Legal Department, Patrick represented the company in cases at the Federal Energy Regulatory Commission and before the Illinois Commerce Commission. He was elected vice president and deputy general counsel in 1989 and, two years later, was elected vice president of Regulatory Affairs and Gas Supply. In 1996, he was named executive vice president.

Peoples Energy, a member of the S&P 500, is a diversified energy company comprised of three primary business segments: Gas Distribution, Oil and Gas Production and Energy Marketing. The Gas Distribution business serves about one million retail customers in Chicago and northeastern Illinois. Visit the Peoples Energy web site at PeoplesEnergy.com.

Forward-Looking Information. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as management's strategy for acquiring oil and gas properties and its expectations for the newly-acquired oil and gas producing properties. Actual results could differ materially from such expectations because of many uncertainties, including, but not limited to: weather-related energy demand; the company's success in identifying diversified energy segment projects on financially acceptable terms and generating earnings within a reasonable time; the future health of the United States and Illinois economies; changes in the nature of the company's competition resulting from industry consolidation, legislative change, regulatory change and other factors, as well as action taken by particular competitors; the timing and extent of changes in interest rates and energy commodity prices, including but not limited to the effect of unusually high gas prices on cost of gas supplies, accounts receivable and the provision for uncollectable accounts, and interest expense; drilling risks and the inherent uncertainty of gas and oil reserve estimates; regulatory developments in the U.S., Illinois and other states where Peoples Energy does business; and terrorist activities. Some of the uncertainties that may affect future results are discussed in more detail in Peoples Energy's Form 10-K under Item 1 - Business and Item 7 Management's Discussion and Analysis, as such information may be updated by subsequent filings under the Securities Exchange Act of 1934. All forward-looking statements included in this press release are based upon information presently available, and Peoples Energy assumes no obligation to update any forward-looking statements.

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